                                                                                                        Exhibit 11.1




                                                           SUCCESSOR     |                     PREDECESSOR
                                                              Two        |    Ten
                                                            months       |   months
                                                             ended       |    ended
                                                         September 30,   |  July 31,                Years ended
                                                             2002        |     2002         2001      2000      1999     1998
                                                       ------------------| ------------ ---------- --------- --------- --------
                                                                         |
Average shares issued                                                 4  |        226        225       224       222      221
Effect of dilutive options                                            -  |          -          -        10        10       12
Treasury stock                                                        -  |        (75)       (74)      (72)      (70)     (70)
                                                       ------------------| ------------ ---------- --------- --------- --------
   Total                                                              4  |        151        151       162       162      163
                                                       ==================| ============ ========== ========= ========= ========
                                                                         |
Net earnings (loss) to common stockholders             $            224  | $     (541)  $   (272)  $   (67)  $    48   $  151
                                                       ==================| ============ ========== ========= ========= ========
                                                                         |
Net earnings (loss) per common share: Earnings                           |
  (loss) per common share-basic:                                         |
     Earnings (loss) from continuing operations        $          (1.81) | $    (6.41)  $  (1.31)  $  1.42   $   .22   $  .56
     Earnings (loss) from discontinued operations                 (2.20) |       1.80      (0.50)    (1.86)      .10      .44
     Extraordinary gain                                           57.38  |       1.02         -          -         -        -
     Cumulative effect of change in accounting                           |
       principle                                                      -  |          -        .01         -         -        -
                                                       ------------------| ------------ ---------- --------- --------- --------
                                                       $          53.37  | $    (3.59)  $  (1.80)  $ (0.44)  $  0.32   $ 1.00
                                                       ==================| ============ ========== ========= ========= ========
                                                                         |
Net Earnings (loss) per common share-diluted:                            |
     Earnings (loss) from continuing operations        $          (1.81) | $    (6.41)  $  (1.31)  $  1.34 $     .21 $    .52
     Earnings (loss) from discontinued operations                 (2.20) |       1.80      (0.50)    (1.75)      .09      .41
     Extraordinary gain                                           57.38  |       1.02          -         -         -        -
     Cumulative effect of change in accounting                           |
       principle                                                      -  |          -        .01         -         -        -
                                                       ------------------| ------------ ---------- --------- --------- --------
                                                       $          53.37  | $    (3.59)  $  (1.80)  $ (0.41)  $   .30   $  .93
                                                       ==================| ============ ========== ========= ========= ========
